Exhibit 5.2

Clarivate Plc	D: +44 1534 514071
4th Floor, St Paul's Gate	E: richard.daggett@ogier.com
22-24 New Street
St Helier
Jersey	Ref: RJD/APS/178835.00003
JE1 4TR

14 June 2021

Dear Sirs

Clarivate Plc (the Company) - Registration under the US Securities Act of 1933, as amended (the Securities Act)

1	Background

1.1	In connection with the public offering (the Offering) by the Company under the Securities Act of a public offering by the Company of up to 14,375,000 5.25% Series A Mandatory Convertible Preferred Shares of no par value in the Company (the Shares), including up to 1,875,000 5.25% Series A Mandatory Convertible Preferred Shares of no par value in the Company which may be offered and sold upon the exercise of the option to purchase additional shares granted to the underwriters by the Company, you have asked us to furnish our opinion as to the legality of the Shares under the Securities Act.

1.2	The Shares are being issued pursuant to the Statement of Rights of 5.25% Series A Mandatory Convertible Shares dated 14 June 2021 (the Statement of Rights), and the Shares will be convertible into ordinary shares of the Company (the Underlying Shares), in accordance with the Statement of Rights.

1.3	In this opinion, "non-assessable" means, in relation to a Share, that the consideration for which the Company agreed to issue that Share (as applicable) has been paid in full to the Company, so that no further sum is payable to the Company by any holder of that Share in respect of the purchase price of that Share.

2	Documents examined

2.1	For the purposes of giving this opinion, we have examined and relied upon such documents as we deem appropriate, including the following documents:

(a)	the Registration Statement on Form S-3 (Registration No. 333-239328) (the Base Registration Statement) filed by the Company on 19 June, 2020 with the Securities and Exchange Commission pursuant to the Securities Act;

Ogier (Jersey) LLP
44 Esplanade	Partners
St Helier	Raulin Amy	James Fox	Nathan Powell
Jersey JE4 9WG	James Campbell	Josephine Howe	Sophie Reguengo
	Richard Daggett	Jonathan Hughes	Daniel Richards
T +44 1534 514000	Simon Dinning	Niamh Lalor	Nicholas Williams
F +44 1534 514444	Katrina Edge	Edward Mackereth
ogier.com	Sally Edwards	Bruce MacNeil
	Damian Evans	Steven Meiklejohn
	Simon Felton	Oliver Passmore

Registered as a limited liability partnership in Jersey. Registered number 99.

(b)	the additional Registration Statement on Form S-3MEF (Registration No. 333-256956) filed by the Company with the Securities and Exchange commission on 9 June 2021 pursuant to the Securities Act (the Additional Registration Statement and together with the Base Registration Statement, the Registration Statement);

(c)	the preliminary prospectus dated 8 June 2021, in relation to the issuance of the Shares (the Preliminary Prospectus);

(d)	the preliminary prospectus dated 9 June 2021, in relation to the issuance of the Shares (the Pricing Terms Preliminary Prospectus);

(e)	the final prospectus dated 9 June 2021, in relation to the issuance of the Shares (the Final Prospectus);

(f)	the underwriting agreement dated 9 June 2021 relating to the Shares (the Underwriting Agreement) between the Company and the underwriters named therein;

(g)	the Statement of Rights;

(h)	an extract of minutes of a further board meeting held on 14 May 2021 at which the Directors approved a number of matters relating to any Offering (as defined therein);

(i)	the written resolutions dated 7 June 2021 duly signed by all the directors of the Company as at the date thereof appointing a committee of directors of the Company (the Preferred Share Board Resolutions);

(j)	the written resolutions dated 9 June 2021 duly signed by all the members of the committee established pursuant to the Preferred Share Board Resolutions approving (among other things) the allotment of up to 14,375,000 5.25% Series A Mandatory Convertible Preferred Shares of no par value in the Company;

(k)	the Company’s certificate of incorporation and certificate of incorporation on change of name;

(l)	a consent to issue shares dated 7 January 2019 issued to the Company by the Jersey Financial Services Commission (the Commission) under the Control of Borrowing (Jersey) Order 1958, as amended (the COBO Consent);

(m)	a certificate signed by a director of the Company dated on or around the date of this opinion; and

(n)	a true copy of the branch register of members maintained by Continental Stock Transfer & Trust Company.

2.2	For the purposes of this opinion, we have, with the Company's consent, relied upon certificates and other assurances of directors and other officers of the Company as to matters of fact, without having independently verified such factual matters.

3	Assumptions

For the purposes of this opinion, we have assumed:

(a)	the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers of the Company examined by us;

(b)	that the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;

(c)	the accuracy and completeness in every respect of all certificates of directors or other officers of the Company given to us for the purposes of giving this Opinion and that (where relevant) such certificates would be accurate if they have been given as of the date hereof;

(d)	that the Company will receive in full the consideration for which the Company agreed to issue the Shares;

(e)	that words and phrases used in the Registration Statement have the same meaning and effect as they would if the Registration Statement were governed by Jersey law;

(f)	that no other event occurs after the date hereof which would affect the opinions herein stated;

(g)	that there is no provision of the law or regulation of any jurisdiction other than Jersey which would have any adverse implication in relation to the opinion expressed hereunder; and

(h)	that there has been no amendment to the COBO Consent.

4	Opinions

As a matter of Jersey law, and on the basis of and subject to the foregoing and the qualifications below, we are of the following opinions:

(a)	the Shares have been duly authorised and, when (i) issued as contemplated in the Registration statement and sold pursuant to the Underwriting Agreement and (ii) the relevant subscriber or its nominee has been entered into the Company’s register of members as the holder of the relevant Shares, the Shares will be validly issued, fully paid and non-assessable; and

(b)	the Underlying Shares have been duly authorised and that, when issued and delivered in the manner provided in the Statement of Rights, will be validly issued, fully paid and non-assessable.

5	Qualifications

This Opinion is subject to the following qualification:

(i)	the obligations of the Company under, or in respect of, the Shares will be subject to any law from time to time in force relating to bankruptcy, insolvency, liquidation, reorganisation or administration or any other law or legal procedure affecting generally the enforcement of creditors' rights.

6	Governing Law, Limitations, Benefit and Disclosure

6.1	This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

6.2	This Opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

6.3	We assume no obligation to advise you (to any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of the Opinion that might affect the opinions expressed herein.

6.4	We consent to the filing of a copy of this opinion as Exhibit 5.2 to the Registration Statement and to reference to us being made in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Ogier (Jersey) LLP

Ogier (Jersey) LLP

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